Exhibit 99.1

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:	Barbara Brungess 800-829-3132 x7199 bbrungess@amerisourcebergen.com
AmerisourceBergen CEO Dave Yost to Retire,
Steve Collis Named Successor
VALLEY FORGE, Pa. March 14, 2011 — AmerisourceBergen Corporation (NYSE: ABC) today announced that Chief Executive Officer R. David Yost will retire from the Company on July 1, 2011. The AmerisourceBergen Board of Directors has named Steven H. Collis, age 49, to succeed Yost, also effective July 1, 2011.
“Ten years after we announced the merger that created AmerisourceBergen, I am announcing my plans to retire,” said Yost. “With our strong position in the growth areas of the pharmaceutical supply chain, generics and specialty pharmaceuticals, I believe the Company is exceptionally well-positioned for continued success, and that the Company’s future has never been brighter. With Steve’s leadership, I am confident that AmerisourceBergen will take full advantage of the opportunities that lie ahead.”
“On a personal note, I am almost 64 years old and have been with the Company for almost 37 years, and CEO for 14 years,” continued Yost. “There are many things I’d like to do with my wife, my family, and my grandchildren, and other interests I would like to pursue while I am still in good health and I look forward to getting started on that chapter of my life.”
“Dave has done a superb job during his 14 years as the Chief Executive Officer of AmerisourceBergen and its predecessor company,” said Richard C. Gozon, Chairman of the Board of AmerisourceBergen. “Most notably, he has developed a very talented and results-oriented management team. The Board of Directors has every confidence that under the leadership of Steve Collis, the Company will continue to deliver the outstanding performance that AmerisourceBergen stakeholders have come to expect.”

Collis is currently President and Chief Operating Officer, responsible for all AmerisourceBergen business units including AmerisourceBergen Drug Corporation (ABDC), AmerisourceBergen Specialty Group (ABSG), AmerisourceBergen Consulting Services (ABCS), and AmerisourceBergen Packaging Group (ABPG). Before being promoted to his current position in November 2010, Collis was Executive Vice President AmerisourceBergen and President of ABDC, the Company’s largest subsidiary with revenues over $60 billion. Over his 17 year tenure with the Company, he founded ABSG and was the driving force behind growing the business into the market-leader it is today, with $16 billion in annualized revenues.
“Steve’s experience and skills make him eminently qualified to be the next CEO of AmerisourceBergen,” said Yost. “The Company has great momentum, a seasoned and proven management team, and a superb customer-focused, cost conscious culture. I have no doubts that Steve will continue to grow our business and provide value to our customers, suppliers, shareholders and our associates.”
In addition, the Company reaffirmed its guidance for fiscal year 2011 earnings per share in the range of $2.31 to $2.41.
The Company will hold a brief conference call for investors this evening at 5:00pm Eastern Time today. Participating in the call will be:
R. David Yost, Chief Executive Officer
Steven H. Collis, President and Chief Operating Officer
Michael D. DiCandilo, Executive Vice President and Chief Financial Officer
To access the live conference call via telephone:
Dial in: The dial-in number for the live call will be (612) 326-1011. No access code is needed.
To access the live webcast:
Go to the Investor Relations page at http://www.amerisourcebergen.com.
A replay of the telephone call and webcast will be available after 7:30 p.m. March 14, 2011. The telephone replay will be available until 11:59 p.m. March 21, 2011, and the webcast replay will be available for at least 30 days.

To access the replay via telephone:

Dial in:	(800) 475-6701 from within the U.S. Access code: 196024 (320) 365-3844 from outside the U.S. Access code: 196024
To access the archived webcast:
Go to the Quarterly Webcasts section on the Investor Relations page at http://www.amerisourcebergen.com.
On Wednesday, March 16, 2011, Dave Yost, Steve Collis, and Mike DiCandilo will be presenting at the Barclays Global Healthcare Conference in Miami, Florida.
About AmerisourceBergen
AmerisourceBergen is one of the world’s largest pharmaceutical services companies serving the United States, Canada and selected global markets. Servicing both healthcare providers and pharmaceutical manufacturers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to reimbursement and pharmaceutical consulting services. With $78 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs approximately 10,000 people. AmerisourceBergen is ranked #24 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.
Forward-Looking Statements
Certain of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and change in circumstances. Among the factors that could cause actual results to differ materially from those projected, anticipated or implied are the following: changes in pharmaceutical market growth rates; the loss of one or more key customer or supplier relationships; changes in customer mix; customer delinquencies, defaults or insolvencies; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other dispute with customers or suppliers; federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances; qui tam litigation for alleged violations of fraud and abuse laws and regulations and/or any other laws and regulations governing the marketing, sale and purchase of pharmaceutical products or any related litigation, including shareholder derivative lawsuits; changes in federal and state legislation or regulatory action affecting pharmaceutical product pricing or reimbursement policies, including under Medicaid and Medicare; changes in regulatory or clinical medical guidelines and/or labeling for the pharmaceutical products we distribute, including certain anemia products; price inflation in branded pharmaceuticals and price deflation in generics; greater or less than anticipated benefit from launches of the generic versions of previously patented pharmaceutical products; significant breakdown or interruption of our information technology systems; our inability to continue to implement an enterprise resource planning (ERP) system to handle business and financial processes and transactions (including processes and transactions relating to our customers and suppliers) of AmerisourceBergen Drug Corporation operations and our corporate functions as intended without functional problems, unanticipated delays and/or cost overruns; success of integration, restructuring or systems initiatives; interest rate and foreign currency exchange rate fluctuations; economic, business, competitive and/or regulatory developments in Canada, the United Kingdom and elsewhere outside of the United States, including changes and/or potential changes in Canadian provincial legislation affecting pharmaceutical product pricing or service fees or regulatory action by provincial authorities in Canada to lower pharmaceutical product pricing and service fees; the impact of divestitures or the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; our inability to successfully complete any other transaction that we may wish to pursue from time to time; changes in tax legislation or adverse resolution of challenges to our tax positions; increased costs of maintaining, or reductions in our ability to maintain, adequate liquidity and financing sources; volatility and deterioration of the capital and credit markets; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting our business generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) in the Company’s Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2010 and elsewhere in that report and (ii) in other reports filed by the Company pursuant to the Securities Exchange Act of 1934.
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